UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2024

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed on October 8, 2024, Sphere Entertainment Co. (the “Company”) announced that Mr. David F. Byrnes, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, would be leaving the Company. On December 9, 2024, the Company’s Board of Directors appointed Mr. Gregory Brunner as principal financial officer on an interim basis, effective as of that date. Mr. Brunner will continue to serve as the Company’s Senior Vice President, Controller and Principal Accounting Officer.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 9, 2024, the Company held its annual meeting of stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on October 24, 2024. The final results for the votes regarding each proposal are set forth below.

1.

The Company’s Class A stockholders elected the four directors listed below to the Board of Directors for a term to expire at the 2025 annual meeting and until their successors have been elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Joseph J. Lhota	16,781,430	4,877,037	3,509,174
Joel M. Litvin	18,925,477	2,732,990	3,509,174
John L. Sykes	15,746,614	5,911,853	3,509,174
Carl E. Vogel	17,547,558	4,110,909	3,509,174

The Company’s Class B stockholders elected the twelve directors listed below to the Board of Directors for a term to expire at the 2025 annual meeting and until their successors have been elected and qualified. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
James L. Dolan	68,667,540	0	0
Charles F. Dolan	68,667,540	0	0
Charles P. Dolan	68,667,540	0	0
Kristin A. Dolan	68,667,540	0	0
Marianne Dolan Weber	68,667,540	0	0
Paul J. Dolan	68,667,540	0	0
Quentin F. Dolan	68,667,540	0	0
Ryan T. Dolan	68,667,540	0	0
Thomas C. Dolan	68,667,540	0	0
Brian G. Sweeney	68,667,540	0	0
Vincent Tese	68,667,540	0	0
Isiah L. Thomas III	68,667,540	0	0

2.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of the Company’s independent registered public accounting firm for the six-month transition period ending December 31, 2024. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
93,514,781	226,692	93,708	0

3.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2020 Employee Stock Plan, as amended. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
86,056,279	4,161,798	107,930	3,509,174

The foregoing vote on Proposal 3 included the affirmative vote of a majority of the shares of the Company’s Class A common stock that were voted on the matter and 100% of the Company’s shares of Class B common stock.

4.

The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
84,542,676	5,687,698	95,633	3,509,174

The foregoing non-binding, advisory vote on Proposal 4 included the affirmative vote of a majority of the shares of the Company’s Class A common stock that were voted on the matter and 100% of the Company’s shares of Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: December 10, 2024

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